                                 EXHIBIT (4.10)

                       FOURTH AMENDMENT TO LOAN AGREEMENT

    FOURTH AMENDMENT TO LOAN AGREEMENT (this "Fourth Amendment"), dated as of December 15, 1997, is entered into among ELCOR CORPORATION, a Delaware corporation ("Company"), the lenders listed on the signature pages hereof ("Lenders"), NATIONSBANK OF TEXAS, N.A., as Issuer (in said capacity, "Issuer"), and NATIONSBANK OF TEXAS, N.A., as Administrative Lender (in said capacity, "Administrative Lender").

                                   BACKGROUND

     A. Company, the Lenders, Issuer and Administrative Lender are parties to that certain Loan Agreement, dated as of September 29, 1993, as amended by that certain First Amendment to Loan Agreement, dated as of October 31, 1994, that certain Second Amendment to Loan Agreement, dated as of December 15, 1995, and that certain Third Amendment to Loan Agreement, dated as of October 31, 1996 (said Loan Agreement, as amended, the "Loan Agreement"; the terms defined in the Loan Agreement and not otherwise defined herein shall be used herein as defined in the Loan Agreement).

     B. Company, Lenders, Issuer and Administrative Lender desire to amend the Loan Agreement to (i) increase the Commitment to $100,000,000, (ii) extend the Termination Date, (iii) add The Bank of Tokyo-Mitsubishi, Ltd. as a Lender thereto ("Bank of Tokyo"), and (iv) make certain other amendments thereto.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Company, Lenders, Issuer and Administrative Lender covenant and agree as follows:

     1. AMENDMENTS TO LOAN AGREEMENT.

        (a) The dollar amount of "$80,000,000" set forth in the Background paragraph of the Loan Agreement is hereby amended to be "$100,000,000".

        (b) The definition of "Commitment" set forth in Section 1.1 of the Loan Agreement is hereby amended to read as follows:

           "'Commitment' means as to any Lender, the amount set forth opposite such Lender's name under the column titled "Commitment" on Schedule 7 hereto, as the same may be reduced or terminated pursuant to Article 2, which at no time shall exceed such Lender's Specified Percentage of $100,000,000."

        (c) The definition of "Subsidiary" set forth in Section 1.1 of the Loan Agreement is hereby amended to read as follows:

           "'Subsidiary' of Company means any corporation, partnership, joint venture, trust or estate or other Person of which (or in which) more than 50% of:

            (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have such voting power upon the occurrence of any contingency),

            (b) the interest in the capital or profits of such partnership or joint venture,

            (c) the beneficial interest of such trust or estate, or

            (d) the equity interest of such other Person,

        is at the time directly or indirectly owned by Company, by Company and one or more of its Subsidiaries or by one or more of Company's Subsidiaries."

        (d) The definition of "Termination Date" set forth in Section 1.1 of the Loan Agreement is hereby amended to read as follows:

       "'Termination Date' means December 15, 2002, or such earlier date that the Commitment is terminated or such later date that the Commitment is extended pursuant to Section 2.19 hereof."

        (e) Section 2.6 of the Loan Agreement is hereby amended to read as follows:

            "2.6. Commitment Fee. Subject to Section 9.13 hereof, Company shall pay to the Administrative Lender, for the ratable account of the Lender, a commitment fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date) on the daily average Unused Portion (as later defined in this Section 2.6) at the following per annum percentages, applicable in the following situations:

                                      Applicability                        Fee
                                      -------------                        ---

            (i)   If the Fixed Charge Coverage Ratio is less than 1.25    0.300
                  to 1

            (ii)  If the Fixed Charge Coverage Ratio is greater than or   0.200
                  equal to 1.25 to 1 but less than 1.50 to 1

            (iii) If the Fixed Charge Coverage Ratio is greater than or   0.175
                  equal to 1.50 to 1

            The commitment fee payable hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Company as tested by the Fixed Charge Coverage Ratio. Any such increase or reduction in such commitment fee shall be effective on the first calendar day of the month next succeeding the date of receipt by Administrative Lender of the applicable financial statements. If financial statements of Company setting forth the Fixed Charge Coverage Ratio are not received by Administrative Lender by the date required pursuant to Section 5.5 hereof, the commitment fee shall be determined as if the Fixed Charge Coverage Ratio is less than 1.25 to 1 until such time as such financial statements are received. For the final quarter of any fiscal year of Company, Company may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the commitment fee. The commitment fee is fully earned when due, non-refundable when paid, and shall be computed on the basis of 365 or 366 days, as applicable, for the actual number of days elapsed. Administrative Lender is authorized to, and shall to the extent of funds available, debit Company's account at NationsBank Texas for the payment of such commitment fee after oral notice thereof is given to Company by Administrative Lender. As used herein, the "Unused Portion" shall mean an amount equal to the result of the Commitment, minus the sum of (A) outstanding Advances plus (B) outstanding Reimbursement Obligations."

        (f) Section 5.23 of the Loan Agreement is hereby amended to read as follows:

            "5.23. Guaranties by New Subsidiaries. Company shall cause each Subsidiary which Company or any of its Subsidiaries forms during the term of this Agreement to execute and deliver to Administrative Lender a Guaranty Agreement, together with a certified copy of a resolution of the board of directors (or other authorizing document of the appropriate governing body or Person) of such new Subsidiary authorizing the execution and delivery of the Guaranty Agreement and the performance of its terms."

        (g) Section 6.1 of the Loan Agreement is hereby amended to read as follows:

            "6.1. Organization and Qualification. Company and each Subsidiary
        (i) is a corporation or organization duly organized, validly existing, and in good, standing under the Laws of its jurisdiction of incorporation or organization, (ii) is duly licensed and in good standing as a foreign corporation or organization in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing as such and where the failure to so qualify could reasonably be expected to result in a Material Adverse Effect; and
        (iii) possesses all requisite authority, power, licenses, permits and franchises to conduct its business and execute, deliver and comply with the terms of the Loan Papers to be executed by it, all of which have been duly authorized and approved by all necessary corporate or other legal action and for none of which is any approval or consent of any Tribunal required."

        (h) Section 6.5 of the Loan Agreement is hereby amended to read as follows:

            "6.5. Authority; Validity. The Board of Directors of Company has duly authorized the execution and delivery of this Agreement, the Notes and the other Loan Papers and the performance of their respective terms. The Board of Directors or other governing body or Person of each Subsidiary has authorized the execution and delivery of the Loan Papers to be executed and delivered by such Subsidiary and the performance of their respective terms. No consent of the stockholders or other equity interest owners of Company or any Subsidiary is required as a prerequisite to the validity and enforceability of this Agreement or any document contemplated herein other than those that have already been obtained. Company and each Subsidiary has full power, authority and legal right to execute and deliver and to perform and observe the provisions of all Loan Papers to be executed and delivered by it. This Agreement is, and the Notes and each of the other Loan Papers will on due execution and delivery thereof be, the legal, valid and binding obligation of the Company or the Subsidiary executing and delivering it, enforceable in accordance with their respective terms, subject as to enforcement of remedies to any Debtor Relief Laws. All Subsidiaries are signatories on the Guaranty or an amendment or supplement thereto, and their respective jurisdictions of incorporation or organization are correctly identified thereon."

        (i) Schedule 1 to the Loan Agreement is hereby amended and supplemented as set forth on Schedule 1 to this Fourth Amendment.

        (j) Schedule 4 to the Loan Agreement is hereby amended and supplemented as set forth on Schedule 4 to this Fourth Amendment.

        (k) Schedule 6 to the Loan Agreement is hereby amended and supplemented as set forth on Schedule 6 to this Fourth Amendment.

        (l) Schedule 7 to the Loan Agreement is hereby amended to be in the form of Schedule 7 to this Fourth Amendment, and the Specified Percentage of Bank of Tokyo is established and the applicable Specified Percentages of the other Lenders are amended as provided therein.

     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Company represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

        (a) the representations and warranties contained in the Loan Agreement are true and correct on and as of the date hereof as if made on and as of such date;

        (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

        (c) Company has full power and authority to execute and deliver this Fourth Amendment, the $40,000,000 Note payable to the order of NationsBank of Texas, N.A. in the form of Exhibit A hereto (the "NationsBank Note"), the $30,000,000 Note payable to the order of Bank of America-Texas, N.A. in the form of Exhibit B hereto (the "Bank of America Note"), the $15,000,000 Note payable to the order of Comerica Bank-Texas in the form of Exhibit C hereto (the, "Comerica Note"), and the $15,000,000 Note payable to the order of The Bank of Tokyo-Mitsubishi, Ltd. in the form of Exhibit D hereto (the "Bank of Tokyo Note") (the NationsBank Note, the Bank of America Note, the Comerica Note and the Bank of Tokyo Note are collectively referred to herein as the "Notes"), and this Fourth Amendment, the Loan Agreement, as amended hereby, and the Notes constitute the legal, valid and binding obligations of Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities law;

        (d) neither the execution, delivery and performance of this Fourth Amendment, the Notes or the Loan Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law to which Company or any Subsidiary is subject, or any indenture, agreement or other instrument to which Company or any Subsidiary or any of their respective property is subject; and

        (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person (other than the Board of Directors of Company), is required for the execution, delivery or performance by Company of this Fourth Amendment or the Notes or the acknowledgement of this Fourth Amendment by each Subsidiary which executed the Guaranty Agreement (a "Guarantor").

     3. CONDITIONS OF EFFECTIVENESS. This Fourth Amendment shall be effective as of December 15, 1997, subject to the following:

        (a) Administrative Lender shall have received counterparts of this Fourth Amendment executed by each Lender and Issuer;

        (b) Administrative Lender shall have received counterparts of this Fourth Amendment executed by Company and acknowledged by each Guarantor;

        (c) Each Lender shall have received its respective Note executed by Company;

        (d) the representations and warranties set forth in Section 2 of this Fourth Amendment shall be true and correct;

        (e) Administrative Lender shall have received certified copies of resolutions of Company authorizing execution, delivery and performance of this Fourth Amendment and the Notes; and

        (f) Administrative Lender shall have received, in form and substance satisfactory to Administrative Lender and its counsel, such other documents, certificates and instruments as Administrative Lender shall require.

     4. GUARANTORS ACKNOWLEDGEMENT. By signing below, each of the Guarantors (i) acknowledges and consents to the execution, delivery and performance by Company of this Fourth Amendment, (ii) agrees that its obligations in respect of the Guaranty Agreement (A) are not released, modified, impaired or affected in any manner by this Fourth Amendment or any of the provisions contemplated herein, and (B) cover, among other things, the Commitment as increased by this Fourth Amendment, and (ii) acknowledges that it has no claims or offsets against, or defenses or counterclaims to, the Guaranty Agreement.

     5. REFERENCE TO THE LOAN AGREEMENT.

        (a) Upon the effectiveness of this Fourth Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Loan Agreement, as affected and amended by this Fourth Amendment.

        (b) The Loan Agreement, as amended by this Fourth Amendment, and all other Loan Papers shall remain in full force and effect and are hereby ratified and confirmed.

     6. COSTS, EXPENSES AND TAXES. Company agrees to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment, the Notes, and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for Administrative Lender with respect thereto and with respect to advising

Administrative Lender as to its rights and responsibilities under the Loan Agreement, as amended by this Fourth Amendment).

     7. ADVANCES. Upon effectiveness of this Agreement, each of the appropriate Lenders, through the Administrative Lender, by assignments, purchases and adjustments (which shall occur and shall be deemed to occur automatically upon such effectiveness), shall have purchased or sold such Advances so that after giving effect to such assignments, purchases and adjustments, each Lender shall hold Advances and Reimbursement Obligations in accordance with its Specified Percentage, as established or amended hereby. The parties hereto agree that the requirements of Section 9.1 of the Loan Agreement with respect to assignments are hereby waived for purposes of this Fourth Amendment only. Each Lender selling and assigning all or any portion of an Advance and Reimbursement Obligations hereby represents and warrants that such interest being sold is free and clear of any Lien or adverse claim. Bank of Tokyo (a) confirms that it has received a copy of the Loan Agreement and the other Loan Papers, together with copies of the financial statements referred to in Sections 5.5 and 6.2 of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment, (b) agrees that it will, independently and without reliance upon the Administrative Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and the other Loan Papers, (c) appoints and authorizes the Administrative Lender to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Papers as are delegated to the Administrative Lender by the terms thereof, together with such powers as are reasonably incidental thereto and hereto, and (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Loan Agreement, the other Loan Papers, and this Assignment and are required to be performed by it as a Lender.

     8. EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     9. GOVERNING LAW; BINDING EFFECT. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Company, each Lender, Issuer and Administrative Lender and their respective successors and assigns.

     10. HEADINGS. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

     11. ENTIRE AGREEMENT. THE LOAN AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER

THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

                                        ELCOR CORPORATION


                                        By: /s/ RICHARD J. ROSEBERY
                                           ------------------------------------
                                           Richard J. Rosebery
                                           Vice Chairman, Chief Financial and
                                           Administrative Officer and Treasurer

                                   NATIONSBANK OF TEXAS, N.A., as
                                   Administrative Lender, Lender and Issuer

                                        By:    /s/ JASON BRUHL
                                           -----------------------------------
                                        Name:  Jason Bruhl
                                             ---------------------------------
                                        Title: Vice President
                                              --------------------------------

                                   BANK OF AMERICA - TEXAS, N.A.

                                        By: /s/ DONALD P. HELLMAN
                                           -----------------------------------
                                           Name:  Donald P. Hellman
                                                ------------------------------
                                           Title: Vice President
                                                 -----------------------------

                                   COMERICA BANK - TEXAS

                                        By: /s/ LARRY W. CALTON
                                           -----------------------------------
                                           Name:  Larry W. Calton
                                                ------------------------------
                                           Title: Assistant Vice President
                                                 -----------------------------

                                   THE BANK OF TOKYO-MITSUBISHI, LTD.

                                        By: /s/ CHRIS W. HOLDER
                                           -----------------------------------
                                           Name:  Chris W. Holder
                                                ------------------------------
                                           Title: Vice President
                                                 -----------------------------

ACKNOWLEDGED AND AGREED:

ELK CORPORATION OF DALLAS
ELK CORPORATION OF TEXAS
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA
CHROMIUM CORPORATION
OEL, LTD.

By: /s/ RICHARD J. ROSEBERY
   --------------------------------
    Richard J. Rosebery
    Vice President for all

GA INDUSTRIES CORPORATION
M MACHINERY COMPANY,
    INCORPORATED
    (formerly known as Mosley
    Machinery Company, Incorporated)
M SERVICE CORPORATION
    (formerly known as Mosley
    Service Corporation)


By: /s/ RICHARD J. ROSEBERY
   --------------------------------
    Richard J. Rosebery
    President for all

ELCOR SERVICE CORPORATION

By: /s/ RICHARD J. ROSEBERY
   --------------------------------
    Richard J. Rosebery
    Vice Chairman, Chief Financial and Administrative
    Officer and Treasurer

                                    EXHIBIT A

                                PROMISSORY NOTE

$40,000,000.00                                          Dated: December 15, 1997

     FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

     Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

     This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender, and this Note is a substitution for (but is not an extinguishment or novation of any indebtedness in respect of) that certain Note of Company payable to the order of Lender dated October 31, 1996, in the principal amount of $40,000,000.00.

     The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.

                                        ELCOR CORPORATION

                                        By:
                                           -------------------------------------
                                           Richard J. Rosebery
                                           Vice Chairman, Chief Financial and
                                           Administrative Officer and
                                           Treasurer

                                    EXHIBIT B

                                 PROMISSORY NOTE

$30,000,000.00                                          Dated: December 15, 1997

     FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of BANK OF AMERICA-TEXAS, N.A. ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

     Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

     This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender, and this Note is a substitution for (but is not an extinguishment or novation of any indebtedness in respect of) that certain Note of Company payable to the order of Lender dated October 31, 1996 in the principal amount of $25,000,000.00.

     The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.

                                        ELCOR CORPORATION

                                        By:
                                           ------------------------------------
                                           Richard J. Rosebery
                                           Vice Chairman, Chief Financial and
                                           Administrative Officer and Treasurer

                                    EXHIBIT C

                                 PROMISSORY NOTE

$15,000,000.00                                          Dated: December 15, 1997

     FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of COMERICA BANK - TEXAS ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

     Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

     This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender, and this Note is a substitution for (but is not an extinguishment or novation of any indebtedness in respect of) that certain Note of Company payable to the order of Lender dated October 31, 1996 in the principal amount of $15,000,000.00.

     The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.

                                        ELCOR CORPORATION

                                        By:
                                           ------------------------------------
                                           Richard J. Rosebery
                                           Vice Chairman, Chief Financial and
                                           Administrative Officer and Treasurer

                                    EXHIBIT D

                                 PROMISSORY NOTE

$15,000,000.00                                          Dated: December 15, 1997

     FOR VALUE RECEIVED, the undersigned, ELCOR CORPORATION, a Delaware corporation ("Company"), hereby promises to pay to the order of THE BANK OF TOKYO-MITSUBISHI, LTD. ("Lender") the principal amount of each Advance made by Lender to Company pursuant to the Loan Agreement (as hereinafter defined). All Advances remaining unpaid shall be repaid in full on the Termination Date. Company promises to pay interest on the unpaid principal balance of each Advance from the date of such Advance until said principal amount is paid in full, at the times and at the rate or rates as specified in the Loan Agreement.

     Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender, at 901 Main Street, Dallas, Texas 75202, in immediately available funds. Each Advance made by Lender to Company pursuant to the Loan Agreement and all payments made on account of principal hereof shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided, however, failure to make any such recordation or endorsement shall not affect the obligations of Company hereunder or under the Loan Agreement.

     This Note is one of the Notes referred to in, and is entitled to the benefits of and obligations pertaining to, the Loan Agreement dated as of September 29, 1993 (said Loan Agreement, as amended, modified or supplemented from time to time, the "Loan Agreement") among Company, Lender, certain other Lenders, and NationsBank of Texas, N.A., as Administrative Lender.

     The Loan Agreement, among other things, (i) provides for the making of Advances by Lender to Company from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Company resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. All terms not expressly defined herein shall have the same definitions as set forth in the Loan Agreement.

                                        ELCOR CORPORATION

                                        By:
                                           ------------------------------------
                                           Richard J. Rosebery
                                           Vice Chairman, Chief Financial and
                                           Administrative Officer and Treasurer

                                   SCHEDULE 1

                               EXISTING LITIGATION

               This schedule is confidential and has been omitted.

                                   SCHEDULE 4

                           FIXED ASSETS HELD FOR SALE

               This schedule is confidential and has been omitted.

                                   SCHEDULE 6

NATIONSBANK OF TEXAS, N.A.
901 Main Street
Dallas, Texas 75202

COMERICA BANK - TEXAS
1300 Northpark Center
Dallas, Texas 75225

BANK OF AMERICA TEXAS, N.A.
1925 West John Carpenter Freeway
Irving, Texas 75063

THE BANK OF TOKYO-MITSUBISHI, LTD.
3150 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201

                                   SCHEDULE 7

          LENDER                            COMMITMENT       SPECIFIED
          ------                            ----------       ---------
                                                             PERCENTAGE
                                                             ----------

NationsBank of Texas, N.A.                  $40,000,000       40.00%

Bank of America - Texas, N.A.               $30,000,000       30.00%

Comerica Bank - Texas                       $15,000,000       15.00%

The Bank of Tokyo-Mitsubishi, Ltd.          $15,000,000       15.00%